                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (IN THOUSANDS OF DOLLARS)

                                              SIMON DEBARTOLO
                                               GROUP, L. P.
                                                 (SDG, LP)                                   SIMON PROPERTY GROUP, L. P.
                            ---------------------------------------------------         (SPG, LP, THE PREDECESSOR OF SDG, LP)
                            PRO FORMA FOR     PRO FORMA                           -------------------------------------------------
                            THE NINE MONTH     FOR THE         FOR THE NINE          FOR THE NINE         FOR THE        FOR THE
                             PERIOD ENDED     YEAR ENDED       MONTH PERIOD          MONTH PERIOD        YEAR ENDED     YEAR ENDED
                            SEPTEMBER 30,    DECEMBER 31,          ENDED                 ENDED          DECEMBER 31,   DECEMBER 31,
                                 1996            1995       SEPTEMBER 30, 1996    SEPTEMBER 30, 1995        1995           1994
                            --------------   ------------   -------------------   -------------------   ------------   ------------
EARNINGS:
  Income (loss) before
    extraordinary items...     $113,669        $181,065          $  76,639             $  72,681          $101,505       $ 60,308
    Add:
      Minority interest in
        income of majority
        owned
        subsidiaries......        2,076           4,005              2,394                 1,940             2,681          3,759
      Distributed income
        from
        unconsolidated
        entities joint
        ventures..........       15,439          25,593              3,629                 4,274             6,214          5,795
  Fixed charges...........      211,271         260,109            141,806               115,636           154,159        154,580
  Less:
    Income from
      unconsolidated
      entities joint
      ventures............      (10,268)        (14,005)            (7,452)               (3,225)           (5,140)        (1,034)
    Interest
      capitalized.........       (6,380)         (3,129)            (4,755)               (1,697)           (1,515)        (1,586)
                               --------        --------           --------              --------          --------       --------
EARNINGS..................     $325,807        $453,638          $ 212,261             $ 189,609          $257,904       $221,822
                               ========        ========           ========              ========          ========       ========
FIXED CHARGES:
  Portion of rents
    representative of the
    interest factor.......        2,290           3,224              1,685                 1,814             2,420          2,087
  Interest on indebtedness
    (including
    amortization of debt
    expense)..............      202,601         253,756            135,346               112,125           150,224        150,907
  Interest capitalized....        6,380           3,129              4,755                 1,697             1,515          1,586
                               --------        --------           --------              --------          --------       --------
FIXED CHARGES.............     $211,271        $260,109          $ 141,786             $ 115,636          $154,159       $154,580
                               ========        ========           ========              ========          ========       ========
    RATIO OF EARNINGS TO
      FIXED CHARGES.......         1.54            1.74               1.50                  1.64              1.67           1.43
                               ========        ========           ========              ========          ========       ========
COVERAGE DEFICIT..........


                                                            SIMON PROPERTY GROUP
                                                            (THE PREDECESSOR OF
                                                                  SPG, LP)
                                                --------------------------------------------
                             FOR THE PERIOD     FOR THE PERIOD     FOR THE        FOR THE
                             DECEMBER 20 TO      JANUARY 1 TO     YEAR ENDED     YEAR ENDED
                              DECEMBER 31,       DECEMBER 19,    DECEMBER 31,   DECEMBER 31,
                                  1993               1993            1992           1991
                            -----------------   --------------   ------------   ------------
EARNINGS:
  Income (loss) before
    extraordinary items...      $   8,707          $  6,912        $(11,692)      $(15,865)
    Add:
      Minority interest in
        income of majority
        owned
        subsidiaries......             58             3,558             177           (684)
      Distributed income
        from
        unconsolidated
        entities joint
        ventures..........             --             6,076              --             --
  Fixed charges...........          3,690           161,856         183,961        163,504
  Less:
    Income from
      unconsolidated
      entities joint
      ventures............            (43)            1,091              --             --
    Interest
      capitalized.........             --               (86)         (1,306)        (2,170)
                                  -------          --------        --------       --------
EARNINGS..................      $  12,412          $179,407        $171,140       $144,785
                                  =======          ========        ========       ========
FIXED CHARGES:
  Portion of rents
    representative of the
    interest factor.......             37             1,491           1,693          1,536
  Interest on indebtedness
    (including
    amortization of debt
    expense)..............          3,653           160,279         180,962        159,798
  Interest capitalized....             --                86           1,306          2,170
                                  -------          --------        --------       --------
FIXED CHARGES.............      $   3,690          $161,856        $183,961       $163,504
                                  =======          ========        ========       ========
    RATIO OF EARNINGS TO
      FIXED CHARGES.......           3.36              1.11
                                  =======          ========
COVERAGE DEFICIT..........                                         $(12,821)      $(18,719)
                                                                   ========       ========
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